Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on February 25, 2021:

•the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 filed on February 25, 2021, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                    /s/ Brent L. Yeagy
                    Brent L. Yeagy
                    President and Chief Executive Officer
                    February 25, 2021

                    /s/ Michael N. Pettit
                    Michael N. Pettit
                    Senior Vice President and Chief Financial Officer
                    February 25, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wabash National Corporation and will be retained by Wabash National Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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